EXHIBIT 32.01

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of Swank, Inc. (the “Company”) for the fiscal quarter ended September 30, 2007 (the “Report”), the undersigned each hereby certifies that: (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 14, 2007	/s/ John Tulin

John Tulin, Chairman of the Board and Chief Executive Officer

Dated:	November 14, 2007	/s/ Jerold R. Kassner

Jerold R. Kassner, Executive Vice President, Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Swank, Inc. and will be retained by Swank, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.